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                                                                    EXHIBIT 3(a)

                               State of Delaware

                       ________________________________

                       OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HI MERGER, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 1996, AT 12 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                            /s/ Edward J. Freel
                                            ___________________________________
                                            Edward J. Freel, Secretary of State

2651891   8100                              AUTHENTICATION:             8062127

960232907                                                   DATE:      08-09-96

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                         CERTIFICATE OF INCORPORATION

                                      OF

                                HI MERGER, INC.


          FIRST: The name of the Company is HI Merger, Inc. (hereinafter the "Company").

          SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company.

          THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

          FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share ("Common Stock"). Except as otherwise provided by law, the shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Company (the "Board of Directors") may from time to time determine.

          In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Company, the holders of the Common Stock shall be entitled to receive all the assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

          Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

          FIFTH:  The name and address of the incorporator is

                    Timothy S. Taylor
                    3000 One Shell Plaza
                    910 Louisiana
                    Houston, Texas  77002.


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          SIXTH:  The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. The person whose name and mailing address are set out immediately below is to serve as the sole director of the Company until the first annual meeting of stockholders or until his successor is elected and qualify:

                    Name                 Address
                    ----                 -------

                    Stephen W. Naeve     1111 Louisiana Street
                                         Houston, Texas 77002

          SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

          (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors except as otherwise provided by law.

          (b) The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Company (the "Bylaws").

          (c) The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

          (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

          NINTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholder or stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct


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or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article NINTH by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

          TENTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

          I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true and accordingly, have hereunto set my hand this 9th day of August, 1996.


                                            /s/ Timothy S. Taylor
                                            --------------------------
                                            Timothy S. Taylor


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